SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

         Date of report (Date of earliest event reported): June 21, 1999



                            IPC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                   000-26171                     13-4060937
         --------                   ---------                     ----------
     (State or other             (Commission File               (IRS Employer
     jurisdiction of                 Number)                 Identification No.)
      incorporation)


           WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 825-9060


                                      NONE
          (Former name or former address, if changed since last report)


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ITEMS 1 THROUGH 4, 6, 8 AND 9

         Not applicable.


ITEM 5. OTHER EVENTS

         On June 21, 1999, IPC Communications, Inc. (the "Company"), IPC Information Systems, Inc. ("IPC"), IPC Funding Corp. (together with IPC, the "Borrowers"), General Electric Capital Corporation, as the Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the Lenders and the Issuing Bank named therein, entered into an Amended and Restated Credit Agreement (originally dated April 30, 1998) (the "Credit Agreement"), pursuant to which the Borrowers amended their $55 million revolving credit facility to provide for (1) a working capital facility of $45 million, based on borrowing base availability, and (2) a $20 million term loan. In addition, certain terms relating to the eligibility of receivables used in determining the amount available under the working capital facility were relaxed. The amendment and restatement also provides for a pledge by the Company of IPC's common stock and a pledge by IPC of IXnet, Inc.'s common stock and certain additional financial covenants including a leverage ratio and a fixed charge ratio. The $20 million term loan is repayable in quarterly installments of $1.3 million, commencing September 30, 1999 and initially bears interest at LIBOR plus 2.75% or at the base rate plus 1.75%, at the applicable Borrower's option. The base rate is equal to the higher of (1) the rate of interest announced publicly by Citibank, N.A. at its head office in New York as the base rate of Citibank and (2) 1/2 of 1% per annum above the federal funds rate, as defined in the Credit Agreement. Loans made under the working capital facility initially bear interest, at the applicable Borrower's option, at the base rate plus 1.5% or LIBOR plus 2.5%. With respect to the working capital facility and the term facility, the base rate and LIBOR rate are subject to step-downs based on the leverage ratio of IPC and its subsidiaries on a consolidated basis.

         The Company hereby incorporates into this Item 5 by reference the Amended and Restated Credit Agreement attached hereto as Exhibit 10.22.1.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (a)      Financial statements of businesses acquired

                           Not applicable.

                  (b)      Pro forma financial information.

                           Not applicable.

                  (c) The following Exhibit is filed as part of this report:


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    EXHIBIT NO.                                  DESCRIPTION
    -----------                                  -----------

      10.22.1 Amended and Restated Credit Agreement, dated as of June 21, 1999, by and among IPC Information Systems, Inc., as Parent Borrower, IPC Funding Corp., as Sub Borrower, IPC Communications, Inc., as a Loan Party, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the Lenders and the Issuing Bank named therein.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IPC COMMUNICATIONS, INC.


                                     By: /s/ Gerald E. Starr
                                         ---------------------------------
                                         Gerald E. Starr
                                         President and Chief Executive Officer


Dated:  July 1, 1999


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                                  EXHIBIT INDEX



          EXHIBIT                                DESCRIPTION
          -------                                -----------

          10.22.1           Amended and Restated Credit Agreement,
                            dated as of June 21, 1999, by and among IPC
                            Information Systems, Inc., as Parent Borrower, IPC Funding Corp., as Sub Borrower, IPC Communications, Inc., as a Loan Party, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and the Lenders and the Issuing Bank named therein.


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